Exhibit 10.3

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

Dated as of December 13, 2012 among

SPANSION INC.,

SPANSION TECHNOLOGY LLC,

SPANSION LLC,

and

CERTAIN OF THEIR SUBSIDIARIES,

party hereto from time to time,

as Grantors,

BARCLAYS BANK PLC,

as Term Loan Authorized Representative,

MORGAN STANLEY SENIOR FUNDING, INC.,

as Revolving Authorized Representative,

and

BARCLAYS BANK PLC,

as Collateral Agent

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ii

Schedules

Schedule 1	Subsidiary Grantors
Schedule 2	Commercial Tort Claims
Schedule 3	Place of Incorporation, Organizational Numbers, Chief Executive Office and Principal Place of Business; Locations of Records
Schedule 4	Pledged Collateral
Schedule 5	Locations and Descriptions of Equipment, Inventory and Motor Vehicles
Schedule 6	Trade Names, Division Names, etc.
Schedule 7	Required Filings and Recordings; Existing Liens
Schedule 8	Licenses and Material Contracts
Schedule 9	Deposit Accounts and Security Accounts
Schedule 10	Real Property and Leased Real Property
Schedule 11	Intellectual Property

Exhibits

Exhibit A	Form of Perfection Certificate
Exhibit B	Form of Security Agreement Supplement
Exhibit C	Form of Acknowledgment and Agreement
Exhibit D	Form of Waiver

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This AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT, dated as of December 13, 2012 (this “Agreement”), among SPANSION LLC, a Delaware limited liability company (the “Borrower”), SPANSION INC., a Delaware corporation (“Holdings”), SPANSION TECHNOLOGY LLC, a Delaware limited liability company (“Spansion Technology”), each Subsidiary Grantor (as defined below, and, together with Holdings, Spansion Technology and the Borrower, hereinafter collectively referred to as the “Grantors”, and each individually as a “Grantor”), BARCLAYS BANK PLC, as Administrative Agent under the Term Loan Agreement (as defined below) (in such capacity, together with its successors and assigns in such capacity, the “Term Loan Authorized Representative”), MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent under the Revolving Credit Agreement (as defined below) (in such capacity, together with its successors and assigns in such capacity, the “Revolving Authorized Representative”) and BARCLAYS BANK PLC, as collateral agent for the Secured Parties (as defined below) (in such capacity together with its successors and assigns in such capacity, the “Collateral Agent”).

RECITALS

WHEREAS, (a) pursuant to the Term Loan Agreement and the other Loan Documents referred to therein, the Term Loan Secured Parties (as defined below) have agreed to make loans from time to time pursuant to the Term Loan Agreement to or for the benefit of the Borrower and (b) pursuant to the Revolving Credit Agreement and the other Loan Documents referred to therein, the Revolving Secured Parties (as defined below) have agreed to make Credit Extensions (as defined therein) from time to time for the benefit of the Borrower;

WHEREAS, (a) pursuant to (i) the guaranty of Holdings and Spansion Technology set forth in Article X of the Term Loan Agreement and (ii) that certain Guaranty, dated as of December 13, 2012, by the Subsidiaries party thereto, executed in connection with the Term Loan Agreement, each Grantor (other than the Borrower) has guaranteed the Obligations of the Borrower under the Term Loan Agreement and the other Loan Documents referred to therein and will receive direct and indirect benefits from the Loans made under the Term Loan Agreement and other Loan Documents referred to therein and (b) pursuant to (i) the guaranty of Holdings and Spansion Technology set forth in Article X of the Revolving Credit Agreement and (ii) that certain Guaranty, dated as of December 13, 2012, by the Subsidiaries party thereto, executed in connection with the Revolving Credit Agreement, each Grantor (other than the Borrower) has guaranteed the Obligations of the Borrower under the Revolving Credit Agreement and the other Loan Documents referred to therein and will receive direct and indirect benefits from the Credit Extensions made under the Revolving Credit Agreement and other Loan Documents referred to therein;

WHEREAS, (a) the obligations of the Term Loan Secured Parties to make Loans under the Term Loan Agreement and (b) the obligations of the Revolving Secured Parties to make Credit Extensions under the Revolving Credit Agreement are conditioned upon, among other things, the execution and delivery of this Agreement by each Grantor;

WHEREAS, to obtain such benefits each Grantor is willing to grant a Lien on the Collateral of such Grantor in favor of the Collateral Agent for the benefit of the Secured Parties as collateral security for its obligations pursuant to the terms of this Agreement;

WHEREAS, the Borrower, certain of the Grantors party thereto, and Barclays Bank PLC have previously entered into that certain Pledge and Security Agreement (the “Original Security Agreement”), dated as of May 10, 2010, and such parties now desire to amend and restate, without novation, the Original Security Agreement;

WHEREAS, this Agreement amends and restates the Original Security Agreement, and the obligations of those Grantors party to and under the Original Security Agreement and the grant of security interest in the Collateral by such Grantors party to and under the Original Security Agreement shall continue under this Agreement, and shall not in any event be terminated, extinguished or annulled, but shall hereafter be governed by this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees, for the benefit of each Secured Party, as follows:

ARTICLE I

DEFINITIONS

Section 1.01.     Definitions and Construction.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Term Loan Agreement or the Revolving Credit Agreement, with the Term Loan Agreement controlling, in the event of discrepancies.  The rules of construction specified in Sections 1.02 through 1.06 of each Secured Agreement (as defined below) also apply to this Agreement.

Section 1.02.     UCC Definitions.  All terms defined in the UCC and not defined in this Agreement have the meanings specified therein.

Section 1.03.     Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Account” means a right to payment of a monetary obligation, whether or not earned by performance (and shall include invoices, contracts, rights, accounts receivable, notes, refunds, indemnities, interest, late charges, fees, undertakings, and all other obligations and amounts owing to any Grantor from any Person): (a) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of; (b) for services rendered or to be rendered; (c) for a policy of insurance issued or to be issued; (d) for a secondary obligation incurred or to be incurred; (e) for energy provided or to be provided; or (f) arising out of the use of a credit or charge card or information contained on or for use with the card.

“Account Control Agreement” means an account control agreement in form and substance reasonably satisfactory to the Collateral Agent, entered into among a Grantor, the Collateral Agent and the bank or Securities Intermediary where a Deposit Account or Securities Account, respectively, of such Grantor is maintained.

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

 “Acknowledgment and Agreement” means an acknowledgment in the form of Exhibit C hereto, or otherwise in form and substance reasonably acceptable to the Collateral Agent, with respect to the collateral assignment by the applicable Grantor hereunder of its rights under any Material Contract, duly executed by the other party or parties to such Material Contract.

“After-Acquired Intellectual Property” has the meaning specified in Section 5.01(j)(iv).

“Applicable Authorized Representative” means (i) until the Non-Controlling Authorized Representative Enforcement Date, the Majority Authorized Representative and (ii) from and after the Non-Controlling Authorized Representative Enforcement Date, the Non-Controlling Authorized Representative.

“Authorized Representative” means (i) in the case of any Term Loan Obligations or the Term Loan Secured Parties, the Term Loan Authorized Representative and (ii) in the case of any Revolving Obligations or the Revolving Secured Parties, the Revolving Authorized Representative.

“Borrower” has the meaning specified in the preamble hereto.

“Chattel Paper” means a record or records that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods, or a lease of specific goods and license of software used in the goods.

“Collateral” has the meaning specified in Section 3.01.

“Collateral Agent” has the meaning specified in the preamble hereto.

“Commercial Tort Claim” means a claim arising in tort with respect to which the claimant is a Grantor.

“Copyright License” means any written agreement, now or hereinafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor, (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

 “Deposit Account” means a demand, time, savings, passbook, or similar account (including all bank accounts, collection accounts and concentration accounts, together with all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such accounts) maintained by or in the name of any Grantor with a bank, including, without limitation, all such accounts listed on Schedule 9 hereto, as such schedule may be supplemented from time to time.

“Discharge” means, with respect to any Series of Secured Obligations, (a) payment in full in cash of the principal of, interest and premium, if any, on and fees, if any, in connection with, all Indebtedness outstanding under such Series, (b) payment in full of all other Secured Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid in connection with such Series, (c) cancellation of or the entry into arrangements satisfactory to the relevant Authorized Representative with respect to all letters of credit issued and outstanding under such Series, if any, and (d) termination or expiration of all commitments to lend and all obligations to issue or extend letters of credit under such Series, if any, provided that (x) the Discharge of Term Loan Obligations shall not be deemed to have occurred in connection with a Refinancing of such Term Loan Obligations (or any Refinancing of such Refinancing) with additional obligations under an agreement, instrument or document which has been designated in writing by the Borrower to the Collateral Agent and each other Authorized Representative as a “Term Loan Agreement” for purposes of this Agreement and (y) the Discharge of Revolving Obligations shall not be deemed to have occurred in connection with a Refinancing of such Revolving Obligations (or any Refinancing of such Refinancing) with additional obligations under an agreement, instrument or document which has been designated in writing by the Borrower to the Collateral Agent and each other Authorized Representative as a “Revolving Credit Agreement” for purposes of this Agreement.

“Documents” means a document of title or a receipt of the type described in Section 7-201(2) of the UCC.

“Effective Date” means December 13, 2012.

“Electronic Chattel Paper” means Chattel Paper evidenced by a record or records consisting of information stored in an electronic medium.

“Entitlement Holder” means a Person identified in the records of a Securities Intermediary as the Person having a Security Entitlement against the Securities Intermediary.  If a Person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the UCC, such Person is the Entitlement Holder.

“Equipment” means all machinery, equipment in all its forms, wherever located, including, without limitation, all repair equipment, office equipment, motor vehicles, furniture and furnishings, all other property similar to the foregoing (including tools, parts and supplies of every kind and description), components, parts and accessories installed thereon or affixed thereto and all parts thereof, and all Fixtures and all accessories, additions, attachments, improvements, substitutions and replacements thereto and therefor.

“Federal Securities Laws” has the meaning specified in Section 6.04.

“Financial Asset” means:

(a)           a Security;

(b)           an obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, which is, or is of a type, dealt with in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment; or

(c)           any property that is held by a Securities Intermediary for another Person in a Securities Account if the Securities Intermediary has expressly agreed with the other Person that the property is to be treated as a Financial Asset under Article 8 of the UCC.  As the context requires, the term Financial Asset means either the interest itself or the means by which a Person’s claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.

“Fixtures” means all items of Goods, whether now owned or hereafter acquired, of any Grantor that become so related to particular real property that an interest in them arises under any real property law applicable thereto.

“General Intangibles” means all “General Intangibles” as defined in the UCC, including things in action and all other intangible personal property of any Grantor of every kind and nature (other than Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Goods, Instruments, Investment Property, Letter-of-Credit Rights, Letters of Credit, and money) now owned or hereafter acquired by such Grantor, including corporate, limited liability company, limited partnership or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), Intellectual Property, Payment Intangibles and tax refund claims.

“Goods” means all things that are movable when a security interest attaches (including (a) Fixtures and (b) computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program if (i) the program is associated with the goods in such a manner that is customarily considered part of the goods, or (ii) by becoming the owner of the goods, a Person acquires a right to use the program in connection with the goods).

“Governmental License” means, with respect to each Grantor, each license from a Governmental Authority which is material to the conduct of the business of such Grantor as conducted on the Effective Date or as proposed to be conducted.

“Grantors” has the meaning specified in the preamble hereto.

“Holdings” has the meaning specified in the preamble hereto.

“Indemnitee” has the meaning specified in Section 6.05.

“Instrument” means a negotiable instrument or any other writing that evidences a right to the payment of a monetary obligation, is not itself a security agreement or lease, and is of a type that in ordinary course of business is transferred by delivery with any necessary endorsement or assignment.

“Intellectual Property” means all intellectual property rights of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information, rights in Software (to the extent not included in any of the foregoing) and databases and all embodiments or fixations thereof and related documentation, goodwill, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Intercompany Note” means a promissory note hereto evidencing Indebtedness for borrowed money of Holdings or any of its direct or indirect Subsidiaries to and in favor of any Grantor.

“IP Security Agreements” has the meaning specified in Section 4.01(d).

“Inventory” means Goods, other than farm products, which: (a) are leased by a Person as lessor; (b) are held by a Person for sale or lease or to be furnished under a contract of service; (c) are furnished by a Person under a contract of service; or (d) consist of raw materials, work in process, or materials used or consumed in a business, and includes, without limitation, (i) finished goods, returned goods and materials and supplies of any kind, nature or description which are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of any of the foregoing, (ii) all goods in which a Grantor has an interest in mass or a joint or other interest or right of any kind (including goods in which a Grantor has an interest or right as consignee), (iii) all goods which are returned to or repossessed by any Grantor, and (iv) all accessions thereto, products thereof and documents therefor.

“Investment Property” means all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Financial Assets, commodity contracts and commodity accounts of each Grantor; provided, however, that Investment Property shall not include any Securities constituting Pledged Collateral and identified on Schedule 4 hereto, as such Schedule may be supplemented from time to time.

“Letter-of-Credit Right” means a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance, but excludes the right of a beneficiary to demand payment or performance under a letter of credit.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense as to which any Grantor is now or hereafter a party.

“Loan Documents” means, as applicable, the “Loan Documents” as defined in the Term Loan Agreement and the “Loan Documents” as defined in the Revolving Credit Agreement.

“Majority Authorized Representative” means the Authorized Representative of the Series of Secured Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Secured Obligations.

“Material License” means, with respect to any Person, each License to which such Person is a party which is material to the business, condition (financial or otherwise), operations, performance or properties of such Person.

“Motor Vehicles” means all titled vehicles of any kind (including any trailers and aircraft).

“Non-Controlling Authorized Representative” means, at any time, an Authorized Representative of a Series of Secured Obligations that is not the Majority Authorized Representative at such time.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 120 days after the occurrence of both (i) an Event of Default (under and as defined in the Secured Agreement under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) the Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such an Event of Default (under and as defined in the Secured Agreement under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the Secured Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Secured Agreement; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Collateral (1) at any time the Collateral Agent, upon instruction of the Majority Authorized Representative has commenced and is pursuing any enforcement action with respect to such Collateral with reasonable diligence in light of the then existing circumstances or (2) at any time the Grantor which has granted a security interest in such Collateral is then a debtor under or with respect to (or otherwise subject to) any proceeding under any Debtor Relief Law.  For the avoidance of doubt, the Majority Authorized Representative may give, and the Collateral Agent shall accept, instructions contemplated by (1) above notwithstanding the prior occurrence of the Non-Controlling Authorized Representative Enforcement Date.

“Non-Controlling Secured Parties” means, at any time, any Secured Party represented by an Authorized Representative that is not the Applicable Authorized Representative at such time.

“Original Security Agreement” has the meaning specified in the recitals hereto.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” means all right, title and interest of any Grantor in and to all of the following, whether now owned or hereafter acquired:

(a)           all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country; and

(b)           all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof and the inventions disclosed or claimed therein, including the right to make, use, sell and/or offer to sell the inventions disclosed or claimed therein.

“Payment Intangible” means a general intangible under which the account debtor’s principal obligation is a monetary obligation.

“Perfection Certificate” means a certificate substantially in the form of Exhibit A hereto, completed by Holdings on behalf of itself and each other Grantor to include the scheduled information contemplated by Exhibit A hereto with respect to each Grantor.

“Permitted Liens” means Liens permitted under Section 7.01 of Term Loan Agreement and Section 7.01 of the Revolving Credit Agreement.

“Pledged Collateral” has the meaning specified in Section 2.01.

“Pledged Debt” has the meaning specified in Section 2.01.

“Pledged Equity” has the meaning specified in Section 2.01.

“Pledged Securities” means any promissory notes (including Intercompany Notes), stock certificates or instruments, certificates and other documents representing or evidencing any of the Pledged Debt or Pledged Equity, as the case may be.

“Proceeds” means the following property:

(a)           whatever is acquired upon the sale, lease, license, exchange, or other disposition of the Collateral;

(b)           whatever is collected on, or distributed on account of, the Collateral;

(c)           rights arising out of the Collateral; and

(d)           to the extent of the value of the Collateral and to the extent payable to the debtor or the secured party, insurance payable by reason of the loss or nonconformity of, defects or infringement of rights in, or damage to, the Collateral.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement.  “Refinanced” and “Refinancing” have correlative meanings.

“Revolving Authorized Representative” has the meaning specified in the preamble, and in the event of a Subsequent Revolving Credit Agreement, means the administrative agent or other similar representative of the secured parties under such Subsequent Revolving Credit Agreement.

“Revolving Collateral Documents” means the “Collateral Documents” as defined in the Revolving Credit Agreement, or the applicable definition designated by Holdings as being its equivalent in any Subsequent Revolving Credit Agreement.

“Revolving Credit Agreement” means that certain Revolving Credit Agreement dated as of December 13, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time), among Holdings, Spansion Technology, the Borrower, the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as Administrative Agent and Issuing Bank, the other Agents party thereto, Morgan Stanley Bank, N.A., as Swing Line Lender and the Collateral Agent.

“Revolving Obligations” means the “Obligations” as defined in the Revolving Credit Agreement or the definition designated by Holdings as being its equivalent in any Subsequent Revolving Credit Agreement.

“Revolving Secured Parties” means the “Secured Parties” as defined in the Revolving Credit Agreement, or the applicable definition designated by Holdings as being its equivalent in any Subsequent Revolving Credit Agreement.

“Schedules” means the schedules to this Agreement, as supplemented from time to time by a Security Agreement Supplement.

“Securities” means any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which

(a)           are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer;

(b)           are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations; and

(c)           (i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the UCC.

“Secured Agreements” means (i) the Term Loan Agreement and (ii) the Revolving Credit Agreement.

“Secured Obligations” means, collectively, (i) the Term Loan Obligations and (ii) the Revolving Obligations.

“Secured Parties” means (i) the Term Loan Secured Parties and (ii) the Revolving Secured Parties.

“Securities Account” means an account to which a Financial Asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset, including, without limitation, all such accounts listed on Schedule 9 hereto, as such schedule may be supplemented from time to time.

“Security Agreement Supplement” means a Supplement to this Agreement in the form of Exhibit B executed by each applicable Grantor and delivered to the Collateral Agent pursuant to Section 6.12(a) of each Secured Agreement.

“Security Documents” means this Agreement, each Term Loan Collateral Document, each Revolving Collateral Document and each other agreement entered into in favor of the Collateral Agent for purposes of securing any Series of Secured Obligations.

“Security Entitlements” means the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

“Security Interest” has the meaning specified in Section 3.01.

“Security Intermediary” means:

(a)           a clearing corporation; or

(b)           a Person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity.

“Series” means (a) with respect to the Secured Parties, each of (i) the Term Loan Secured Parties (in their capacities as such) and (ii) the Revolving Secured Parties (in their capacities as such) and (b) with respect to any Secured Obligations, each of (i) the Term Loan Obligations and (ii) the  Revolving Obligations.

“Software” means a computer program in source code and/or object code versions, and any supporting information provided in connection with a transaction relating to the program, not including a computer program that is included in the definition of Goods.

“Spansion Technology” has the meaning specified in the preamble hereto.

“Subsequent Revolving Credit Agreement” means and any Refinancing agreement, instrument or document in connection with the Revolving Credit Agreement and designated as such by Holdings in accordance with the definition of “Discharge”.

“Subsequent Term Loan Agreement” means and any Refinancing agreement, instrument or document in connection with the Term Loan Agreement and designated as such by Holdings in accordance with the definition of “Discharge”.

“Subsidiary Grantor” means each Subsidiary of Holdings and Spansion Technology (other than the Borrower) identified on the signature pages hereof and each Subsidiary of Holdings and Spansion Technology that hereafter becomes a party hereto from time to time pursuant to a Joinder Agreement in accordance with Section 6.12 of each Secured Agreement.

“Supporting Obligation” means a Letter-of-Credit Right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, Document, General Intangible, Instrument or Investment Property, including, without limitation, all security agreements, guaranties, leases and other contracts securing or otherwise relating to any such Accounts, Chattel Paper, Documents, General Intangible, Instruments or Investment Property, including Goods represented by the sale or lease of delivery which gave rise to any of the foregoing, returned or repossessed merchandise and rights of stoppage in transit, replevin, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party.

“Tangible Chattel Paper” means Chattel Paper evidenced by a record or records consisting of information that is inscribed on a tangible medium.

“Term Loan Agreement” means that certain Amended and Restated Credit Agreement dated as of December 13, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time), among Holdings, Spansion Technology, the Borrower, the lenders from time to time party thereto, Barclays Bank PLC, as Administrative Agent, the other Agents party thereto and the Collateral Agent.

“Term Loan Authorized Representative” has the meaning specified in the preamble, and in the event of a Subsequent Term Loan Agreement, means the administrative agent or other similar representative of the secured parties under such Subsequent Term Loan Agreement.

“Term Loan Obligations” means the “Obligations” as defined in the Term Loan Agreement or the definition designated by Holdings as being its equivalent in any Subsequent Term Loan Agreement.

“Term Loan Secured Parties” means the “Secured Parties” as defined in the Term Loan Agreement, or the applicable definition designated by Holdings as being its equivalent in any Subsequent Term Loan Agreement.

“Term Loan Collateral Documents” means the “Collateral Documents” as defined in the Term Loan Agreement, or the applicable definition designated by Holdings as being its equivalent in any Subsequent Term Loan Agreement.

 “Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now or hereafter owned by any Grantor, (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications filed in connection therewith, including registrations and applications in the United States Patent and Trademark Office, any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, (b) all goodwill associated therewith and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“Waiver Agreement” means a waiver agreement with a landlord or bailee of a Grantor substantially in the form of Exhibit D hereto or otherwise in form and substance reasonably satisfactory to the Collateral Agent, entered into among such landlord or bailee, as the case may be, such Grantor and the Collateral Agent, as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

ARTICLE II

PLEDGED COLLATERAL

Section 2.01.     Pledged Collateral.  The Collateral pledged by each Grantor under this Agreement shall include all of such Grantor’s right, title and interest in, to and under the following Equity Interests and Indebtedness now owned or hereafter acquired by such Grantor (collectively, the “Pledged Collateral”):

(a)      Pledged Equity.  (i) The shares of capital stock, membership interests, limited partnership interests and other Equity Interests in any Person owned by such Grantor on the Effective Date and listed opposite the name of such Grantor on Schedule 4, (ii) any other Equity Interests of any Person issued or otherwise acquired in the future by such Grantor and identified in a supplement to Schedule 4 attached to a Security Agreement Supplement and (iii) the certificates representing all such Equity Interests (collectively, the “Pledged Equity”); provided, however, that the Pledged Equity of any Grantor shall not include (A) more than 65% of the aggregate issued and outstanding voting Equity Interests of any Foreign Subsidiary owned directly by such Grantor, or (B) any Equity Interest in any Person which is evidenced by a Security or a Security Entitlement which is maintained in a Securities Account which is either (1) maintained with the Collateral Agent or (2) maintained with any other Securities Intermediary; provided that, to the extent required by Section 4.01(c)(ii), any such other Securities Intermediary shall have entered into an Account Control Agreement with the Collateral Agent with respect to such Securities Account.

(b)      Pledged Debt.  (i) The promissory notes (including Intercompany Notes) and debt securities of any other Person owned by such Grantor on the Effective Date and the loans and advances for money borrowed made by such Grantor to any other Person which are outstanding on the Effective Date, in each case, which are listed opposite the name of such Grantor on Schedule 4, (ii) any promissory notes (including Intercompany Notes), debt securities, and loans or advances for money borrowed in the future issued to or owed to such Grantor by any other Person and identified in a supplement to Schedule 4 attached to a Security Agreement Supplement and (iii) the promissory notes (including, Intercompany Notes) and any other instruments as may hereafter be issued to evidence such loans or advances for money borrowed (collectively, the “Pledged Debt”); provided, however, that the Pledged Debt of any Grantor shall exclude any Intercompany Note evidencing a loan or other extension of credit by a Grantor to any Foreign Subsidiary.

(c)      Distributions.  Subject to Section 2.05, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of the items referred to in clauses (a) and (b) above.

(d)      Rights and Privileges.  Subject to Section 2.05, all rights and privileges of such Grantor with respect to the securities, instruments and other property referred to in clauses  (a), (b) and (c) above.

(e)      Proceeds.  All Proceeds of any of the foregoing.

Section 2.02.     Delivery of the Pledged Collateral.

(a)      Certificated Collateral.  Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities representing any Pledged Equity or Pledged Debt, as the case may be.

(b)      Intercompany Notes.  If any Indebtedness for borrowed money owed to such Grantor by any other Grantor or by any other Subsidiary of Holdings that is not a Foreign Subsidiary is evidenced by an Intercompany Note, such Intercompany Note shall promptly be pledged and delivered to the Collateral Agent pursuant to the terms hereof.

(c)      Stock Powers.  Upon delivery to the Collateral Agent, any Pledged Securities shall be accompanied by stock powers, bond powers or other instruments of transfer reasonably satisfactory to the Collateral Agent duly executed in blank by the applicable Grantor and such other instruments and documents as the Collateral Agent may reasonably request.  Unless previously delivered with this Security Agreement or any Security Agreement Supplement, as the case may be, each delivery of Pledged Securities shall be accompanied by a schedule describing the Pledged Securities evidenced thereby, which schedule shall be attached hereto as a supplement to Schedule 4 and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities.  Each schedule so delivered shall be in form and substance reasonably acceptable to the Collateral Agent and shall supplement any prior schedules so delivered.

(d)      Uncertificated Collateral.  With respect to any Pledged Equity owned by any Grantor that constitutes an uncertificated security of a Subsidiary or Affiliate of such Grantor, such Grantor will cause the issuer thereof (if, either individually or together with Holdings and its other Affiliates, it controls such issuer) or will use commercially reasonable efforts to cause such issuer (if it does not so control such issuer) either (i) to register the Collateral Agent as the registered owner of such Pledged Equity or (ii) (A) to acknowledge the security interest of the Collateral Agent in such Pledged Equity granted hereunder, (B) to confirm to the Collateral Agent that it has not received notice of any other Lien in such Pledged Equity other than Permitted Liens (and has not agreed to accept instructions from any other Person in respect of such Pledged Equity other than the Collateral Agent) and (C) to agree in writing with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such Pledged Equity originated by the Collateral Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Collateral Agent.  The Collateral Agent agrees with each Grantor that it shall not give any such instructions unless an Event of Default has occurred and is continuing.

Section 2.03.     Agreements of Grantors.

(a)      Acknowledgment and Confirmation of Grantors.  Each Grantor that is the issuer of any Pledged Equity owned by any other Grantor, hereby (i) acknowledges the security interest of the Collateral Agent in such Pledged Equity granted by such other Grantor hereunder, (ii) confirms that it has not received notice of any other Lien (except Permitted Liens) as of the Effective Date in such Pledged Equity (and has not agreed to accept instructions from any other Person in respect of such Pledged Equity other than the Collateral Agent), (iii) agrees that it will comply with the instructions with respect to such Pledged Equity originated by the Collateral Agent without further consent of such other Grantor and (iv) otherwise agrees that it will be bound by the terms of this Agreement relating to the Pledged Collateral issued by it.

(b)      Partnerships and Limited Liability Companies.  In the case of each Grantor which is a partner in a partnership, limited liability company or other entity, such Grantor hereby consents to the extent required by applicable Organization Documents to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Equity in such partnership, limited liability company or other entity, and upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Equity to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as the substituted partner or member in such limited partnership, limited liability company or other entity with all rights, powers and duties of a partner or a general partner or a limited member, as the case may be.

Section 2.04.     Representations, Warranties and Covenants with respect to Pledged Collateral.  The Grantors represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a)      Pledged Collateral.  Schedule 4 (as of the Effective Date and as supplemented from time to time by any Security Agreement Supplements) correctly sets forth for each Grantor on and as of the Effective Date and as of the date of each Security Agreement Supplement, as applicable (i) the percentage of the issued and outstanding Equity Interests of each class of any other Person directly owned by such Grantor (and the aggregate outstanding Equity Interests of such class of such issuer) and (ii) all Indebtedness for borrowed money of any other Person and all other Indebtedness evidenced by a promissory note or debt security issued by any other Person which is payable or due to such Grantor; provided, however, that for each class of Equity Interests with voting power of any Foreign Subsidiary which is owned directly by such Grantor, Schedule 4 (as so supplemented) identifies only 65% of the aggregate outstanding Equity Interests of such class of such Foreign Subsidiary (or any lesser percentage of the aggregate outstanding Equity Interests of such issuer of such class owned directly by such Grantor).

(b)      Due Authorization and Issuance.  All Pledged Equity and Pledged Debt issued by any Subsidiary or Affiliate of Holdings to any Grantor has been, and to the extent that any such Pledged Equity or Pledged Debt is hereafter issued, such Pledged Equity or Pledged Debt will be, upon such issuance, duly and validly issued by such issuer and (i) in the case of such Pledged Equity, is fully paid and nonassessable and (ii) in the case of such Pledged Debt, is the legal, valid and binding obligation of such issuer.

(c)      Title.  Each Grantor (i) is the owner, beneficially and of record, of the Pledged Collateral indicated on Schedule 4 (as of the Effective Date and as supplemented by any Security Agreement Supplement from time to time) as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens created by this Agreement and Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than the Security Interest created by this Agreement, Permitted Liens and other assignments and transfers permitted pursuant to each Secured Agreement, and (iv) will defend its title or interest hereto or therein against any and all Liens (other than the Security Interest created by this Agreement and other Permitted Liens), however arising, of all Persons.

(d)      Transferability of Pledged Collateral.  Except for (i) restrictions and limitations imposed by the Loan Documents, the Term Loan Documents, applicable laws of the jurisdiction of any Foreign Subsidiary or securities laws generally and (ii) consents required and obtained in connection herewith, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, provision of any Organization Document or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder.

(e)      Validity of Security Interest.  By virtue of the execution and delivery by each Grantor of this Agreement or a Joinder Agreement pursuant to Section 6.12 of either Secured Agreement, as the case may be, when all Pledged Securities evidencing any Pledged Collateral of such Grantor are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent, for the benefit of itself and the other Secured Parties, will obtain a valid and perfected first priority lien, subject to Permitted Liens, upon and security interest in all Pledged Collateral of such Grantor as security for the payment and performance of the Secured Obligations (excluding any perfection steps necessary under the laws of the jurisdiction of any Foreign Subsidiary).

(f)      No Violation.  Such Grantor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Grantor is a party relating to the Pledged Equity pledged by it.

(g)      No Defaults.  No Pledged Equity pledged by such Grantor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Grantor by any Person with respect thereto, and on and as of the Effective Date and as of the date of each Security Agreement Supplement and each Joinder Agreement entered into pursuant to Section 6.12 of either Secured Agreement, there are no certificates, instruments, documents or other writings (other than the Organization Documents and certificates (if any) delivered to the Collateral Agent, as applicable) which evidence any Pledged Equity of such Grantor.

(h)      Notices.  Each Grantor agrees to (i) furnish to the Collateral Agent such information and reports regarding the Pledged Equity and any such Pledged Collateral as the Collateral Agent may reasonably request, and (ii) upon the reasonable request of the Collateral Agent, make to any other party to the Pledged Equity or any other contract or agreement included in the Pledged Collateral such demands and requests for information and reports or for action as the Grantor is entitled to make thereunder.

(i)      No Termination or Modifications (Pledged Equity).  No Grantor of a Pledged Equity shall, except as otherwise permitted by each Secured Agreement: (i) cancel or terminate any Pledged Equity or any other contract or agreement included in the Pledged Collateral to which it is a party or consent to or accept any cancellation or termination thereof; (ii) amend or otherwise modify any such or any such contract or agreement or give any consent, waiver, or approval thereunder; (iii) waive any default under or breach of any such Pledged Equity or any such other contract or agreement; or (iv) take any other action in connection with any such Pledged Equity or any such other contract or agreement the taking or omission of which could reasonably be expected to impair the value of the interest or rights of such Grantor thereunder or that would impair the interest or rights of the Collateral Agent.

Section 2.05.     Voting Rights; Dividends and Interest, etc.

(a)      Unless an Event of Default shall have occurred and be continuing:

(i)      Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement and the other Loan Documents.

(ii)      The Collateral Agent shall be deemed without further action or formality to have granted to each Grantor all necessary consents relating to voting rights and shall, if necessary, upon written request of a Grantor and at the sole cost and expense of the Grantors, from time to time execute and deliver or cause to be executed and delivered to such Grantor, all such instruments as Grantor may reasonably request in order to permit such Grantor to exercise the voting and/or other rights that it is entitled to exercise pursuant to subparagraph (i) above.

(iii)      Each Grantor shall be entitled to receive, retain, and to utilize free and clear of any Lien hereof, any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral but only if and to the extent that such dividends, interest, principal and other distributions are not otherwise prohibited by the terms and conditions of each Secured Agreement, the other Loan Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Equity or received in exchange for any Pledged Debt or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(b)      Upon the occurrence and during the continuance of an Event of Default, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.05 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions.  All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.05 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this subsection (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 6.02.  If after the occurrence of an Event of Default, such Event of Default shall have been waived pursuant to Section 11.01 of the each Secured Agreement, each Grantor will again have the right to receive and retain dividends, interest, principal or other distributions that such Grantor would be entitled to receive pursuant to the terms of paragraph (a)(iii) of this Section 2.05.

(c)      Upon the occurrence and during the continuance of an Event of Default, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.05, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers and each Grantor shall promptly deliver to the Collateral Agent such proxies and other documents as may be necessary to allow the Collateral Agent to exercise such voting power.  If after the occurrence of an Event of Default, such Event of Default shall have been waived pursuant to Section 11.01 of each Secured Agreement, each Grantor will again have the right to exercise the voting and consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

Section 2.06.     Registration in Nominee Name; Denominations.  The Collateral Agent, on behalf of the Secured Parties, shall have the right to hold as collateral the Pledged Collateral endorsed or assigned in blank or in favor of the Collateral Agent.  After the occurrence and during the continuance of an Event of Default, the Collateral Agent, on behalf of the Secured Parties, shall also have the right (in its sole and absolute discretion), to hold the Pledged Collateral in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor.  The Collateral Agent shall at all times have the right to exchange the certificates or instruments (to the extent permitted by the terms thereof) representing Pledged Securities for certificates or instruments of smaller or larger denominations for any purpose consistent with this Agreement.

ARTICLE III

SECURITY INTERESTS IN PERSONAL PROPERTY

Section 3.01.                      The Security Interests.  Each Grantor hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, as security for the payment and performance in full of the each of the Secured Obligations, a security interest (the “Security Interest”) in all right, title and interest of such Grantor in, to and under any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor and wherever located or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(a)      all Accounts;

(b)      all Chattel Paper, including Electronic Chattel Paper;

(c)      all Deposit Accounts and Securities Accounts, including all cash, marketable securities, Security Entitlements, Financial Assets and other funds held in or on deposit in any of the foregoing;

(d)      all Documents;

(e)      all Equipment, including all Fixtures, but excluding Motor Vehicles;

(f)      all General Intangibles;

(g)      all Instruments, including all Pledged Securities;

(h)      all Inventory or documents of title, customs receipts, insurance certificates, shipping documents, and other written materials related to the purchase or import of any Inventory;

(i)      all Investment Property;

(j)      all Intellectual Property;

(k)      all Pledged Collateral;

(l)      all letters of credit under which such Grantor is the beneficiary and Letter of Credit Rights;

(m)        all Supporting Obligations;

(n)      all cash and cash equivalents;

(o)      all Commercial Tort Claims of such Grantor described in Schedule 2 hereto in respect of such Grantor (as such schedule may be supplemented from time to time pursuant to any Security Agreement Supplement or otherwise);

(p)      all other Goods;

(q)      all Records and all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the Collateral;

(r)      all other personal property whatsoever of such Grantor;

(s)      all other assets, properties and rights of every kind and description and interests therein, including all moneys, securities and other property, now or hereafter held or received by, or in transit to, any Grantor, the Collateral Agent or any other Secured Party, whether for safekeeping, pledge, custody, transmission, collection or otherwise; and

(t)      all Proceeds, all accessions to and substitutions and replacements for and products of any and all of the foregoing and all offsprings, rent profits and products of any of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing;

provided, however, that notwithstanding anything to the contrary in clauses (a) through (t) above:

(i)      any General Intangible, License, Chattel Paper or Instrument which by its terms prohibits the creation of a security interest therein (whether by assignment or otherwise) shall be excluded from the Lien of the Security Interest granted under this Section 3.01, and shall not be included in the Collateral of such Grantor, except to the extent that (but subject to the limitations of) Sections 9-406(d), 9-407(a) or 9-408 of the UCC or any other applicable law or the principles of equity are effective to render any such prohibition ineffective; provided, however, that if any General Intangible, License, Chattel Paper, Instrument or Account included in the Collateral contains any term restricting or requiring the consent of any Person (other than a Grantor) obligated thereon to any exercise of remedies hereunder in respect of the Security Interest therein granted under this Section 3.01, then the enforcement of such Security Interest under this Agreement shall be subject to Section 6.01(c) (but such provision shall not limit the creation, attachment or perfection of the Security Interest hereunder);

(ii)      any permit, lease, license (including any License) or franchise shall be excluded from the Lien of the Security Interest granted under this Section 3.01, and shall not be included in the Collateral, only to the extent any Law applicable thereto is effective to prohibit the creation of a Security Interest therein;

(iii)      any Equipment (including any Software incorporated herein) owned by any Grantor on the Effective Date or hereafter acquired that is subject to a Lien securing a purchase money obligation or Capitalized Lease permitted to be incurred pursuant to the provisions of each Secured Agreement shall be excluded from the Lien of the Security Interest granted under this Section 3.01, and shall not be included in the Collateral, to the extent that the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capitalized Lease) validly prohibits the creation of any other Lien on such Collateral;

(iv)      any “intent-to-use” trademark application for registration filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C.  §1051, prior to the filing under Section 1(c) or Section 1(d) of the Lanham Act of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto, shall be excluded from the Lien of the Security Interest granted under this Section 3.01, and shall not be included in the Collateral, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a Lien therein prior to such filing would impair the validity or enforceability of any registration that issues from such intent-to-use trademark application under applicable federal law;

(v)      prior to the first anniversary of the Effective Date, the Collateral shall not include tangible personal property located at 915 Deguigne Drive  in Sunnyvale, CA; and

(vi)     the Collateral shall not include more than 65% of the aggregate issued and outstanding voting equity interests of any Foreign Subsidiary, or any assets of any Foreign Subsidiary.

With respect to property described in clauses (i) through (vi) above to the extent not included in the Collateral of such Grantor (the “Excluded Property”), such property shall constitute Excluded Property only to the extent and for so long as the creation of a Lien on such property in favor of the Collateral Agent is, and remains, validly prohibited, and upon termination of such prohibition (however occurring), such property shall cease to constitute Excluded Property and a Lien shall attach immediately at such time as the condition causing such restriction shall be remedied or is otherwise not in existence.  The Grantors may be required from time to time at the request of the Collateral Agent to give written notice to the Collateral Agent identifying in reasonable detail the Excluded Property (and stating in such notice that such property constitutes Excluded Property) and to provide the Collateral Agent with such other information regarding the Excluded Property as the Collateral Agent may reasonably request.

Section 3.02.     Filing Authorization.

(a)      Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) if such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates and (iii) a description of collateral that describes such property in any other manner as the Collateral Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent, including describing such property as “all assets” or “all property.” Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

(b)      The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.  The Collateral Agent agrees, upon request by the Borrower and at the Borrower’s expense, to promptly furnish copies of such filings to the Borrower.

(c)      Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any such initial financing statements or amendments thereto if filed prior to the Effective Date.

Section 3.03.     Continuing Security Interest; Transfer of Credit Extensions.  This Agreement shall create a continuing security interest in the Collateral of each Grantor and shall remain in full force and effect with respect to each Grantor until the Discharge of the Secured Obligations, be binding upon each Grantor, its successors, transferees and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and each other Secured Party.  Without limiting the generality of the foregoing, any Secured Party may assign or otherwise transfer (in whole or in part) its rights and obligations under the applicable Secured Agreement to any other Person, and such other Person shall thereupon become vested with all the rights and benefits in respect thereof granted to such Secured Party (including this Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 11.06 and Article IX of the applicable Secured Agreement.

Section 3.04.     Grantors Remain Liable.  Anything herein to the contrary notwithstanding:

(a)      each Grantor shall remain liable under the contracts and agreements included in the Collateral (including the Material Contracts) to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed,

(b)      each Grantor will comply in all material respects with all Laws relating to the ownership and operation of the Collateral, including all registration requirements under applicable Laws, and shall pay when due all taxes, fees and assessments imposed on or with respect to the Collateral, except to the extent the validity thereof is being contested in good faith by appropriate proceedings for which adequate reserves in accordance with GAAP have been set aside by such Grantor,

(c)      the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral, and

(d)      neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Agreement, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 3.05.    Security Interest Absolute.  All rights of the Collateral Agent and the security interests granted to the Collateral Agent hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional, irrespective of any of the following conditions, occurrences or events:

(a)      any lack of validity or enforceability of any Loan Document;

(b)      the failure of any Secured Party to assert any claim or demand or to enforce any right or remedy against Holdings, Spansion Technology, the Borrower, any other Grantor or any other Person under the provisions of any Loan Document or otherwise or to exercise any right or remedy against any other guarantor of, or collateral securing, any Secured Obligation;

(c)      any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any Secured Obligation, including any increase in the Secured Obligations resulting from the extension of additional credit to any Grantor or any other obligor or otherwise;

(d)      any reduction, limitation, impairment or termination of any Secured Obligation for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligation or otherwise;

(e)      any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of any Loan Document;

(f)      any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations; or

(g)      any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, Holdings, Spansion Technology, Borrower, any other Grantor or otherwise.

Section 3.06.     Waiver of Subrogation.  Until the Discharge of each of the Secured Obligations, no Grantor shall exercise any claim or other rights which it may now or hereafter acquire against any other Grantor that arises from the existence, payment, performance or enforcement of such Grantor’s obligations under this Agreement, including any right of subrogation, reimbursement, exoneration or indemnification, any right to participate in any claim or remedy against any other Grantor or any collateral which the Collateral Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any other Grantor, directly or indirectly, in cash or other property or by setoff or in any manner, payment or security on account of such claim or other rights.  If any amount shall be paid to any Grantor in violation of the preceding sentence, such amount shall be deemed to have been paid for the benefit of the Secured Parties, and shall forthwith be paid to the Collateral Agent to be credited and applied upon the Secured Obligations, whether matured or unmatured.  Each Grantor acknowledges that it will receive direct and indirect benefits for the financing arrangements contemplated by the Loan Documents and that the agreement set forth in this Section is knowingly made in contemplation of such benefits.

Section 3.07.     Release; Termination.

(a)      Upon any sale, transfer or other Disposition of any item of Collateral of any Grantor in accordance with Section 7.05 of each Secured Agreement, the Collateral Agent, acting on the instructions of the Applicable Authorized Representative, will, at such Grantor’s expense and without any representations, warranties or recourse of any kind whatsoever, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and release, no Default shall have occurred and be continuing and no Default will occur as a result thereof, (ii) such Grantor shall have delivered to the Collateral Agent, at least five Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a form of release for execution by the Collateral Agent (which release shall be in form and substance reasonably satisfactory to the Collateral Agent) and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Collateral Agent (or the Required Lenders through the Collateral Agent) may reasonably request and (iii) the proceeds of any such sale, lease, transfer or other Disposition required to be applied, or any payment to be made in connection therewith, in accordance with Section 2.03 of the Term Loan Agreement and Section 2.05 of the Revolving Credit Agreement shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Collateral Agent when and as required under Section 2.03 of the Term Loan Agreement and Section 2.05 of the Revolving Credit Agreement.

(b)      Upon the Discharge of each of the Secured Obligations, the pledge, assignment and security interest granted by such Grantor hereunder shall automatically terminate and all rights to the Collateral of such Grantor shall revert to such Grantor.  Upon any such termination, the Collateral Agent will, at the applicable Grantor’s expense and without any representations, warranties or recourse of any kind whatsoever, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination and deliver to such Grantor all Pledged Securities, Instruments, Tangible Chattel Paper and negotiable documents representing or evidencing the Collateral of such Grantor then held by the Collateral Agent.

ARTICLE IV

PERFECTION OF SECURITY INTERESTS;
REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Collateral Agent and the Secured Parties and agrees that:

Section 4.01.     Perfection of Security Interest.

(a)      UCC Filings.  Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations reasonably requested by the Collateral Agent containing a description of the Collateral have been prepared based upon the information provided to the Collateral Agent in Schedule 7 hereto (as supplemented from time to time) and have been delivered to the Collateral Agent for filing in each governmental office specified in Schedule 7 hereto, and constitute all the filings, recordings and registrations that are necessary to publish notice of and to establish a valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, re-filing, recording, rerecording, registration or re-registration is necessary in any such jurisdiction, except as follows:

(i)      filings, recordings and/or registrations with respect to Real Property assets excluded from the scope of UCC Article 9 pursuant to UCC Section 9-109;

(ii)      filings, recordings and/or registrations required under applicable Federal or state statutes in order to establish a valid and perfected security interest in any claims against any Governmental Authority;

(iii)     the filing of the IP Security Agreements; and

(iv)     continuation statements required by UCC Section 9-515.

(b)      Schedules.  The Schedules hereto (as of the Effective Date and as supplemented from time to time by a Security Agreement Supplement) have been duly prepared and completed and are correct and complete and as of the Effective Date and as supplemented from time to time by a Security Agreement Supplement:

(i)      Schedule 1 sets forth a true and complete list of all the Subsidiary Grantors;

(ii)      Schedule 2 sets forth a true and complete list of all Commercial Tort Claims of each Grantor;

(iii)     Schedule 3 sets forth a true and complete list of the exact legal name, jurisdiction of organization, federal and state (if applicable) organizational numbers, chief executive office, principal place(s) of business, locations of records of each Grantor, as well as any prior legal names, jurisdictions of formation or locations within the past 5 years of each such Grantor;

(iv)     Schedule 4 sets forth a true and complete list of all Pledged Collateral of each Grantor in accordance with Section 2.01;

(v)      Schedule 5 sets forth a true and complete list of locations of all Equipment and Inventory of each Grantor, other than Equipment and Inventory located outside the United States of America with an aggregate value at each such location of less than $10,000,000;

(vi)     Schedule 6 sets forth a complete organizational chart of Holdings including all of the Grantors;

(vii)    Schedule 7 sets forth a true and complete list of all the filings, including governmental offices, in which UCC filings should be made in accordance with Section 4.01(a) and all existing liens of each Grantor;

(viii)   Schedule 8 sets forth a true and complete list of all Material Licenses, Governmental Licenses and Material Contracts of each Grantor;

(ix)      Schedule 9 sets forth a true and complete list of all Deposit Accounts and Securities Accounts of each Grantor;

(x)       Schedule 10 sets forth a true and complete list of all owned real property of each Grantor and all domestic real property leases under which any Grantor is a lessee or lessor; and

(xi)      Schedule 11 sets forth a true and complete list of all United States federal registrations and pending applications for Copyrights, Patents and Trademarks, all as in effect as of the Effective Date, that each Grantor owns and that are material to the conduct of its business as conducted as of the Effective Date.

(c)      Perfection Certificate.  As of the Effective Date, the Perfection Certificate delivered to the Collateral Agent has been duly prepared and completed and the information set forth therein for each Grantor is correct and complete and includes all information the exclusion of which would be materially misleading.

(d)      Intellectual Property.  Notwithstanding the foregoing, each applicable Grantor represents and warrants that fully executed agreements in the form provided by the Collateral Agent, containing a description of all Collateral consisting of Intellectual Property that is material to the conduct of such Grantor’s business as conducted as of the Effective Date (the “IP Security Agreements”) with respect to (i) United States Patents (and patents for which United States federal patent applications are pending), (ii) United States federally registered Trademarks (and Trademarks for which United States federally registered applications are pending), and (iii) United States federally registered Copyrights have been or will be delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent in respect of all such Collateral in which a security interest may be perfected by filing, recording or registering in such offices, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration in such offices is necessary to perfect a security interest with respect to such Collateral.

(e)      Instruments and Tangible Chattel Paper.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, or if any Grantor shall at any time hold or acquire any Instruments (other than any Instruments evidencing Indebtedness for money borrowed comprising part of the Pledged Collateral which has been delivered to the Collateral Agent pursuant to Section 2.02 or Tangible Chattel Paper in each case, to the extent the value of such Tangible Chattel Paper, promissory note or other instrument exceeds $250,000), at the request of the Collateral Agent, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(f)      Deposit Accounts.  Upon the request by the Collateral Agent, each Grantor shall enter into an Account Control Agreement with each depositary bank with which such Grantor from time to time opens or maintains a Deposit Account (other than (i) Deposit Accounts used solely for payroll purposes, worker’s compensation, payroll taxes or withholding taxes, and (ii) any other Deposit Accounts where the aggregate balance on deposit therein does not at the end of any Business Day exceed $10,000,000 so long as the amount on deposit at the end of any Business Day in all such other Deposit Accounts does not exceed $30,000,000 in the aggregate) to cause the depositary bank to agree to comply at any time with instructions from the Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such Deposit Account, without further consent of such Grantor or any other Person, pursuant to such Account Control Agreement; provided, that, with respect to any Deposit Account existing as of the Effective Date, the related Account Control Agreement shall be executed and delivered not later than 60 days following the Effective Date.  The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any such instructions pursuant to any Account Control Agreement, unless an Event of Default has occurred and is continuing.  No Grantor shall grant control of any Deposit Account to any Person other than the Collateral Agent.

(g)      Investment Property.  If any Securities, other than any Pledged Equity issued by a Grantor or any other Subsidiary of Holdings and pledged pursuant to ARTICLE II, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a Securities Intermediary, such Grantor shall immediately notify the Collateral Agent thereof and, at the Collateral Agent’s request, pursuant to an Account Control Agreement, either (i) cause such Securities Intermediary to agree to comply with entitlement orders or other instructions from the Collateral Agent to such Securities Intermediary as to such Securities or other Investment Property, in each case without further consent of any Grantor or such nominee, or (ii) in the case of Financial Assets or other Investment Property held through a Securities Intermediary, arrange for the Collateral Agent to become the Entitlement Holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such Investment Property; provided, that such Account Control Agreements shall not be required for Securities in an amount, together with the Deposit Accounts described in Section 4.01(f)(ii), not to exceed the limitations set forth in Section 4.01(f)(ii).  The Collateral Agent agrees with each of the Grantors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer or Securities Intermediary pursuant to any Account Control Agreement, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing.

(h)      Electronic Chattel Paper and Transferable Records.  If any Grantor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record” (to the extent the value of such Electronic Chattel Paper or “transferable record” held by such Grantor exceeds $250,000 individually), as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.  The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing.

(i)      Letter-of-Credit Rights.  If any Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor (if such Letter of Credit (i) has a face value in excess of $1,000,000 and (ii) is not a Supporting Obligation), such Grantor or the Borrower, on behalf of such Grantor, shall promptly notify the Collateral Agent thereof and, at the written request and option of the Collateral Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit with the Collateral Agent agreeing that the proceeds of any drawing under such letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

(j)      Commercial Tort Claims.  If any Grantor shall at any time hold or acquire a Commercial Tort Claim that it intends to pursue, the Grantor, by itself or through Holdings, shall promptly notify the Collateral Agent thereof.

(k)      Equipment and Inventory Locations.  If requested by the Collateral Agent, each Grantor shall, at its own expense, use commercially reasonable efforts to cause any landlord, bailee, warehouseman or processor with control over or with possession of any Equipment (including Fixtures) and Inventory of such Grantor located in the United States with a book value in excess of $1,000,000 or any landlord of a leased location in the United States where such Grantor primarily maintains its books and records with respect to the Collateral to enter into a Waiver Agreement.

Section 4.02.       Representations and Warranties.

(a)      Validity of Security Interest.  The Security Interest granted by each Grantor constitutes (i) a legal and valid security interest in the Collateral of such Grantor securing the payment and performance of each of the Secured Obligations, (ii) subject to the filings described in Section 4.01(a), a perfected security interest in the Collateral (other than as provided in such Section) in which a security interest may be perfected under Article 9 of the UCC by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC in such jurisdictions and (iii) a legal and valid security interest in the Collateral consisting of Intellectual Property and, subject to the filings described in Section 4.01(d), a perfected security interest in the Collateral in which a security interest may be perfected by the recording of the IP Security Agreements with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three-month period (commencing as of the Effective Date) pursuant to 35 U.S.C.  § 261 or 15 U.S.C § 1060 or the one-month period (commencing as of the Effective Date) pursuant to 17 U.S.C.  § 205.  The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Permitted Liens.

(b)      Other Financing Statements.  The Collateral is owned by the Grantors free and clear of any Lien, other than Permitted Liens.  None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the UCC or any other applicable Laws covering any Collateral, other than in respect of Permitted Liens, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

ARTICLE V

COVENANTS

Each Grantor covenants and agrees with the Collateral Agent that until the Discharge of each of the Secured Obligations, each Grantor will comply with the following:

Section 5.01.        Perfection of Security Interests.

(a)      Change of Name.  Each Grantor agrees to provide at least 30 days’ prior written notice to the Collateral Agent of any change (i) in its legal name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its jurisdiction of organization.  Each Grantor agrees to promptly provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the immediately preceding sentence, to the extent applicable.  Each Grantor agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made under the applicable UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral subject to Permitted Liens and except as provided in Section 4.01.

(b)      Maintenance of Records.  Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it in accordance with reasonably prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, and, at such time or times as the Collateral Agent may reasonably request in respect of any material portion of any Collateral, to prepare and deliver to the Collateral Agent a schedule or schedules in form and detail reasonably satisfactory to the Collateral Agent showing the identity, amount and location of any and all Collateral specified in any such request.

(c)      Security Agreement Supplements.  Upon (i) delivery of a Compliance Certificate in accordance with the Revolving Credit Agreement and/or (ii) the execution and delivery of any Joinder Agreement pursuant to Section 6.12 of either Secured Agreement, the Borrower and, if applicable, the Grantor party to such Joinder Agreement, shall execute and deliver to the Collateral Agent a Security Agreement Supplement updating the Schedules hereto, if applicable.

(d)      Further Assurances.  Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to all material Collateral against all Persons and to defend the Security Interest of the Collateral Agent in all material Collateral and the priority thereof against any Lien not expressly permitted to be prior to the Security Interest pursuant to Section 7.01 of each Secured Agreement.

(e)      Preserving Security Interest.  Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.

(f)      Insurance.  The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with the requirements set forth in Section 6.07 of each Secured Agreement.  Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of any Grantor hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent reasonably deems advisable.  All sums disbursed by the Collateral Agent in connection with this Section 5.01(f), including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.

(g)      Inspection Rights.  Without in any way limiting or expanding the rights of any Secured Party or the Collateral Agent pursuant to Section 6.10 of each Secured Agreement, the Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right, at the Grantors’ cost and expense, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, at reasonable times and intervals during normal business hours upon reasonable advance notice to the respective Grantor, to discuss the Grantors’ affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral; provided, that so long as no Event of Default has occurred and is continuing, such inspections pursuant to this Section 5.01(g) shall be limited to two times per year.  Subject to Section 11.07 of each Secured Agreement, the Collateral Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party.

(h)      Payment of Taxes.  At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral (other than Permitted Liens), and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by each Secured Agreement or this Agreement, and the Grantors agree to reimburse the Collateral Agent on demand for any payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization and shall be additional Secured Obligations secured hereby; provided, however, that nothing in this Section 5.01(h) shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(i)      Equipment and Inventory.  Each Grantor hereby agrees that it shall keep all the Equipment and Inventory (other than (i) Inventory sold in the ordinary course of business and (ii) Equipment and Inventory located outside the United States of America) at the locations set forth on Schedule 10 unless such Grantor has given at least 10 days’ notice to the Collateral Agent of another location.

(j)      Additional Covenants Regarding Patent, Trademark and Copyright Collateral.

(i)      Except as could not reasonably be expected to have a Material Adverse Effect, and subject to each Grantor’s reasonable business judgment and any Disposition of IP Rights permitted under Section 7.05(h) of each Secured Agreement, each Grantor agrees that it will not do any act, or omit to do any act, whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public, other than the expiration of such Patent at the end of its natural term.

(ii)      Except as could not reasonably be expected to have a Material Adverse Effect, and subject to each Grantor’s reasonable business judgment and any Disposition of IP Rights permitted under Section 7.05(h) of each Secured Agreement, each Grantor (either itself or through its licensees or its sublicensees) will, for each registered Trademark that is material to the conduct of such Grantor’s business, use commercially reasonable efforts to maintain such Trademark registration in full force free from any legally binding determination of abandonment or invalidity of such Trademark registration due to nonuse.

(iii)     Except to the extent failure to act could not reasonably be expected to have a Material Adverse Effect, and subject to each Grantor’s reasonable business judgment and any Disposition of IP Rights permitted under Section 7.05(h) of each Secured Agreement, each Grantor will take reasonable and necessary steps that are consistent with the customary practice in any proceeding before the United States Patent and Trademark Office (and any foreign equivalent of the foregoing where applicable) to maintain and pursue each material application relating to Patents and Trademarks material to each Grantor’s business (and to obtain the relevant grant or registration) and to maintain each such issued Patent and each such Trademark registration that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if appropriate in Grantor’s reasonable business judgment, to initiate opposition, interference and cancellation proceedings, as applicable against third parties.

(iv)    Each Grantor agrees that, should it obtain an ownership interest in any Intellectual Property (other than any Excluded Property) after the Effective Date, to the extent that such Intellectual Property would be a part of the Collateral under the terms of this Agreement had it been owned by such Grantor as of the Effective Date, (“After-Acquired Intellectual Property”), (i) the provisions of this Agreement shall automatically apply thereto and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby shall automatically become part of the Collateral, subject to the terms and conditions of this Agreement.  Within 90 days after the end of each calendar year (or such longer period as to which the Collateral Agent may consent, acting upon the instruction of the Applicable Authorized Representative), the relevant Grantor shall sign and deliver to the Collateral Agent an intellectual property security agreement (in a form reasonably acceptable to Collateral Agent) with respect to all applicable United States federally registered (or application for United States federally registered), and any foreign equivalent of the foregoing where applicable, After-Acquired Intellectual Property owned by it as of the last day of applicable calendar year, to the extent that such Intellectual Property becomes part of the Collateral and to the extent that it is not covered by any previous intellectual property security agreement so signed and delivered by it.

ARTICLE VI

REMEDIES; RIGHTS UPON DEFAULT

Section 6.01.        Remedies upon Default.

(a)      Delivery of Collateral; Other Actions.  Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver all or any item of Collateral to the Collateral Agent on demand, and it is agreed that upon the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (i) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral; (ii) enforce compliance with and take any and all action with respect to the Pledged Collateral and other Collateral to the fullest extent as though the Collateral Agent were the absolute owner thereof, including the right to receive distributions and other payments with respect to the Pledged Collateral and the other Collateral; and (iii) generally with respect to all Collateral, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable Law.  Without limiting the generality of the foregoing, each Grantor agrees that, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale of Collateral the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Grantor now has or may at any time in the future have under any rule of Law or statute now existing or hereafter enacted.

(b)      Sale of Collateral.  The Collateral Agent shall give the Borrower 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale.  At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine.  The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 6.01, any Secured Party may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full in cash.  As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  Any sale pursuant to the provisions of this Section 6.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

(c)      Third-Party Consent.  Notwithstanding anything to the contrary contained in this Agreement, if any enforceable term of any promissory note, contract, agreement, permit, lease, license (including any License) or other General Intangible included as a part of the Collateral requires the consent of the Person obligated on such promissory note or any Person (other than the applicable Grantor) obligated on such lease, contract or agreement, or which has issued such permit or license or other General Intangible (i) for the creation, attachment or perfection of the Lien of this Agreement in such Collateral or (ii) for the assignment or transfer thereof or the creation, attachment or perfection of such Lien not to give rise to a default, breach, right of recoupment, claim, defense, termination, right of termination or other remedy thereunder, then the receipt of any such necessary consent shall be a condition to any exercise of remedies against such Collateral under this Section 6.01 (but not to the creation, attachment or perfection of the Lien of this Agreement as provided herein).

Section 6.02.    Application of Proceeds.  Subject to the provisions of the applicable Secured Agreement, all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral of any Grantor may, in the discretion of the Collateral Agent, be held, to the extent permitted under applicable Law, by the Collateral Agent as additional collateral security for all or any part of the Secured Obligations under the applicable Secured Agreement, and/or then or at any time thereafter shall be applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 11.04 of each Secured Agreement and Section 6.05 hereof) in whole or in part by the Collateral Agent to the payment in full of the Secured Obligation of each Series on a ratable basis in accordance with the applicable amounts thereof, to be applied by the applicable Authorized Representative in accordance with the terms of the applicable Secured Agreement.  Any surplus of such cash or cash proceeds of any Grantor held by the Collateral Agent and remaining after the Discharge of each of the Secured Obligations shall be paid over to such Grantor or to whomsoever may be lawfully entitled to receive such surplus.

Section 6.03.     Grant of License to Use Intellectual Property.  Subject to the provisions of each Secured Agreement and the terms of any Licenses or other similar agreements with third parties that have been or may be entered into by any Grantor, for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, nonexclusive license for the term of this Agreement (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.  The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuation of an Event of Default, and shall be granted only to the extent such grant does not result in the breach of any legally effective provision of any license or similar agreement with a third party (provided that such third party license or similar agreement was not entered into in contemplation of such grant), and subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

Section 6.04.      Securities Act, etc.  In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral or any Investment Property permitted hereunder.  Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral or any Investment Property, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral or any Investment Property could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral or any Investment Property under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect.  Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral or any Investment Property, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral or any such Investment Property for their own account, for investment, and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, when exercising remedies on behalf of the Secured Parties after an Event of Default has occurred and is continuing, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or Investment Property or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale.  Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions.  In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral or Investment Property at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached.  The provisions of this Section 6.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

Section 6.05.      Expenses; Indemnification.

(a)      Expenses.  Without duplication of the provisions of each Secured Agreement, the Grantors hereby jointly and severally agree to pay (i) all reasonable out-of-pocket expenses incurred by the Collateral Agent, Arrangers and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Collateral Agent and Arrangers), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Collateral Agent, Arrangers or any Secured Party (including the fees, charges and disbursements of one common counsel for the Collateral Agent, Arrangers or any Secured Party; provided, that the Collateral Agent and each Arranger or Secured Party will have the right to retain separate counsel to represent the Collateral Agent or such Arranger or Secured Party if and to the extent the representation of two or more of the Arrangers, Secured Parties or the Collateral Agent by the same counsel would be inappropriate due to actual or potential differing interests between them), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including, without limitation, the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral.

(b)      Indemnity.  Grantor hereby agrees to jointly and severally indemnify the Collateral Agent (and any sub-agent thereof), each Secured Party and its Affiliates and their respective officers, partners, directors, trustees, employees, shareholders, advisors, controlling Persons, counsel, representatives, agents and attorneys-in-fact of the Collateral Agent and each Secured Party and each of their heirs, successors and assigns (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Indemnified Liabilities, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF THE COLLATERAL AGENT; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Indemnified Liabilities arise solely from the gross negligence, bad faith or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction in a final, nonappealable order or a settlement tantamount thereto.

(c)      Survival.  The obligations and agreements of the Grantors in this Section 6.05 shall survive the Discharge of the Secured Obligations.

ARTICLE VII

INTERCREDITOR MATTERS

Section 7.01.      Priority of Claims.

(a)       Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Secured Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any other applicable law or either Secured Agreement or any defect or deficiencies in the Liens securing the Secured Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 7.01(b)), each Secured Party hereby agrees that the Liens securing each Series of Secured Obligations on any Collateral shall be of equal priority.

     (b)      It is acknowledged that the Secured Obligations of any Series may, subject to the limitations set forth in each then extant Secured Agreement, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 7.01(a), Section 6.02 or the provisions of this Agreement defining the relative rights of the Secured Parties of any Series.

Section 7.02.      Actions with Respect to Collateral.

(a)       The Secured Parties, through their Authorized Representatives and as a condition of accepting the benefits of the security interests granted herein, agree that (i) only the Collateral Agent shall act or refrain from acting with respect to the Collateral, and then only on the instructions of the Applicable Authorized Representative, (ii) the Collateral Agent shall not follow any instructions with respect to such Collateral from any Non-Controlling Authorized Representative (or any other Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other Secured Party (other than the Applicable Authorized Representative) shall or shall instruct the Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Collateral, whether under any Security Document, applicable law or otherwise, it being agreed that only the Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the applicable Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Collateral.  Notwithstanding the equal priority of the Liens, the Collateral Agent (acting on the instructions of the Applicable Authorized Representative) may deal with the Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral.  No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent or Applicable Authorized Representative or any other exercise by the Collateral Agent or Applicable Authorized Representative of any rights and remedies relating to the Collateral, or to cause the Collateral Agent to do so.

(b)       Each of the Authorized Representatives agrees that it will not accept any Lien on any Collateral for the benefit of any Series of Secured Obligations (other than funds deposited for the discharge or defeasance of any Secured Agreement and funds deposited to cash collateralize letters of credit) other than pursuant to the Security Documents, and upon executing this Agreement, each Authorized Representative and the Series of Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other Security Documents applicable to it.

(c)       Each of the Secured Parties agrees that (i) it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any proceeding under any Debtor Relief Law), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent or any Authorized Representative to enforce this Agreement and that (ii) if, notwithstanding clause (c), such Secured Party shall obtain possession of any Collateral or shall realize any proceeds or payment in respect of any such Collateral, pursuant to any Security Document or by the exercise of any rights available to it under applicable law or in any proceeding under any Debtor Relief Law or through any other exercise of remedies at any time prior to the Discharge of each of the Secured Obligations, then it shall hold such Collateral, proceeds or payment in trust for the other Secured Parties and promptly transfer such Collateral, proceeds or payment, as the case may be, to the Collateral Agent, to be distributed in accordance with the provisions of Section 6.02 hereof.

Section 7.03.     Reinstatement.  In the event that any of the Secured Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under any Debtor Relief Law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Agreement shall be fully applicable thereto until all such Secured Obligations shall again have been paid in full in cash.

Section 7.04.     Insurance.  As between the Secured Parties, the Collateral Agent, acting at the direction of the Applicable Authorized Representative, shall have the right to adjust or settle any insurance policy or claim covering or constituting Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Collateral.

Section 7.05.     Refinancings.  The Secured Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Secured Agreement) of any Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof.

Section 7.06.     Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a)       The Collateral Agent agrees to hold any Collateral constituting Possessory Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 7.06.  Pending delivery to the Collateral Agent, each other Authorized Representative agrees to hold any Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 7.06.

(b)       The duties or responsibilities of the Collateral Agent and each other Authorized Representative under this Section 7.06 shall be limited solely to holding any Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Secured Party for purposes of perfecting the Lien held by such Secured Parties therein.

Section 7.07.     Existence and Amount of Liens and Secured Obligations.  Whenever the Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Secured Obligations of any Series, or the Collateral subject to any Lien securing the Secured Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower.  The Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Secured Party or any other person as a result of such determination.

Section 7.08.     Provisions Solely to Define Relative Rights.  The provisions of this Article VII are and are intended solely for the purpose of defining the relative rights of the Secured Parties in relation to one another.  None of the Borrower, any other Grantor or any other creditor thereof shall have any rights or obligations under this Article VII.

Section 7.09.     Acknowledgement.  As of the Effective Date, the Applicable Authorized Representative shall be the Term Loan Authorized Representative.

ARTICLE VIII

COLLATERAL AGENT

Section 8.01.     Appointment and Authority.

(a)       Each Authorized Representative on behalf of itself and of the Secured Parties represented by it hereby appoints Barclays Bank PLC to act on its behalf as the Collateral Agent hereunder and under each of the other Security Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantor to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto.  The Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Applicable Authorized Representative, shall be entitled to the benefits of all provisions of this Article VII (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” or “Administrative Agent” under the Security Documents) as if set forth in full herein with respect thereto.

(b)       Each Non-Controlling Secured Party acknowledges and agrees that the Collateral Agent shall be entitled, for the benefit of the Secured Parties, to sell, transfer or otherwise dispose of or deal with any Collateral as provided herein and in the Security Documents, without regard to any rights to which the holders of the Secured Obligations of the applicable Series would otherwise be entitled as a result of such Secured Obligations.  Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Collateral Agent, the Applicable Authorized Representative or any other Secured Party shall have any duty or obligation first to marshal or realize upon any type of Collateral (or any other Collateral securing any of the Secured Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Collateral (or any other Collateral securing any Secured Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation.

(c)       Each of the Secured Parties waives any claim it may now or hereafter have against the Collateral Agent or the Authorized Representative of any other Series of Secured Obligations or any other Secured Party of any other Series arising out of any actions which the Collateral Agent, any Authorized Representative or any Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Secured Obligations from any account debtor, guarantor or any other party) in accordance with the Security Documents or any other agreement related thereto or to the collection of the Secured Obligations or the valuation, use, protection or release of any security for the Secured Obligations.

Section 8.02.     Rights as a Secured Party.  The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Secured Party under any Series of Secured Obligations that it holds as any other Secured Party of such Series and may exercise the same as though it were not the Collateral Agent and the term “Secured Party” or “Secured Parties” or (as applicable), “Term Loan Secured Party”, “Term Loan Secured Parties”, “Revolving Secured Party” or “Revolving Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to any other Secured Party.

Section 8.03.     Exculpatory Provisions.

(a)       The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Security Documents.  Without limiting the generality of the foregoing, the Collateral Agent:

(i)        shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii)       shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Security Documents that the Collateral Agent is required to exercise as directed in writing by the Applicable Authorized Representative; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Security Document or applicable law;

(iii)      shall not, except as expressly set forth herein and in the other Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity;

(iv)      shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Applicable Authorized Representative, (ii) in the absence of its own gross negligence or willful misconduct or (iii) in reliance on a certificate of an authorized officer of the Borrower stating that such action is permitted by the terms of this Agreement.  The Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of Secured Obligations unless and until notice describing such Event of Default is given to the Collateral Agent by the Authorized Representative of such Secured Obligations or the Borrower; and

(v)       shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Security Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any event or condition that constitutes an Event of Default, or that, with the giving of any notice, the passage of time, or both, would be an Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral for any Series of Secured Obligations, or (vi) the satisfaction of any condition set forth in any Secured Agreement, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

Section 8.04.     Reliance by Collateral Agent.  The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  The Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05.     Delegation of Duties.  The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Security Document by or through any one or more sub-agents appointed by the Collateral Agent.  The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Collateral Agent and any such sub-agent.

Section 8.06.     Resignation and Removal of Collateral Agent.  Subject to the appointment of a successor as and to the extent set forth herein, (i) the Applicable Authorized Representative may by notice to the Collateral Agent, each other Authorized Representative and the Borrower and upon obtaining the prior consent of the Term Loan Authorized Representative and the Revolving Authorized Representative remove the Collateral Agent and (ii) the Collateral Agent may at any time give notice of its resignation as Collateral Agent under this Agreement and the other Security Documents to each Authorized Representative and the Borrower.  Upon receipt of any such notice of removal or resignation, the Applicable Authorized Representative shall have the right, upon obtaining the written consent of the Borrower (which consent shall not be unreasonably withheld), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Applicable Authorized Representative and shall have accepted such appointment within 30 days after such notice of removal or after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent meeting the qualifications set forth above; provided that if the Collateral Agent shall notify the Borrower and each Authorized Representative that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Security Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Secured Parties under any of the Security Documents, the retiring Collateral Agent shall continue to hold such collateral security solely for purposes of maintaining the perfection of the security interests of the Secured Parties therein until such time as a successor Collateral Agent is appointed but with no obligation to take any further action at the request of the Applicable Authorized Representative or any other Secured Parties) and (b) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Authorized Representative directly, until such time as the Applicable Authorized Representative appoints a successor Collateral Agent as provided for above in this Section 8.06.  Upon the acceptance of a successor’s appointment as Collateral Agent hereunder and under the Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Security Documents (if not already discharged therefrom as provided above in this Section 8.06).  After the retiring Collateral Agent’s removal or resignation hereunder and under the other Security Documents, the provisions of this Article shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent.  Upon any notice of removal or resignation of the Collateral Agent hereunder and under the other Security Documents, the Borrower agrees to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Collateral Agent under the Security Documents to the successor Collateral Agent.

Section 8.07.     Non-Reliance on Collateral Agent and Other Secured Parties.  Each Secured Party acknowledges that it has, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured Agreements to which it is a party.  Each Secured Party also acknowledges that it will, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Agreements or any related agreement or any document furnished hereunder or thereunder.

Section 8.08.     Collateral and Guaranty Matters.  Each of the Secured Parties irrevocably authorizes the Collateral Agent, at its option and in its discretion:

(a)       to release any Lien on any property granted to or held by the Collateral Agent under any Security Document in accordance with Section 3.07 or upon receipt of a written request from the Borrower stating that the releases of such Lien is permitted by the terms of each then extant Secured Agreement;

(b)       to release or subordinate any Grantor from its obligations under the Security Documents upon receipt of a written request from the Borrower stating that such release is permitted by the terms of each then extant Secured Agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.01.     Notices.  All notices and other communications provided for hereunder shall be made in accordance with Section 11.02 of the applicable Secured Agreement (with any notice to any Grantor being delivered to such Grantor in care of the Borrower).  All such notices and other communications shall be deemed to be given or made at the times provided in Section 11.02 of the applicable Secured Agreement.

Section 9.02.     Amendments, etc.; Additional Grantors; Successors and Assigns.

(a)      No amendment to or waiver of any provision of this Agreement nor consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and by each Authorized Representative of any Series of Secured Obligations (with the consent of the requisite number of Secured Parties specified in the applicable Secured Agreement, if any), and with respect to any such amendment, by the Grantors or Holdings and the Borrower on behalf of itself and the Subsidiary Grantors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

(b)      Upon execution and delivery by the Collateral Agent and any Person of a Joinder Agreement pursuant to Section 6.12 of either Secured Agreement, such Person shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein.  The execution and delivery of any such Joinder Agreement shall not require the consent of any other Grantor hereunder.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

(c)      Upon the delivery by the Borrower and any other Grantor of a Security Agreement Supplement certifying supplements to the Schedules hereto in respect of any Grantor, such schedule supplements shall be incorporated into and become a part of and supplement the Schedules hereto and the Collateral Agent may attach such schedule supplements to such Schedules, and each reference to the Schedules shall mean and be a reference to such Schedules, as supplemented pursuant to any such Security Agreement Supplement.  For the avoidance of doubt, the delivery of any Security Agreement Supplement shall not effect any release of the security interest granted by any Grantor hereunder unless and until such release shall be effective pursuant to Section 3.07.

(d)      This Agreement shall be binding upon each Grantor and its successors, transferees and assigns and shall inure to the benefit of the Collateral Agent and each other Secured Party and their respective successors, transferees and permitted assigns; provided, however, that no Grantor may assign its obligations hereunder without the prior written consent of the Collateral Agent.

Section 9.03.     Survival of Agreement.  All covenants, agreements, representations and warranties made by each Grantor in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement, each Secured Agreement or any other Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans or Credit Extensions regardless of any investigation made by any Secured Party or on its behalf and notwithstanding that the Collateral Agent or any Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under each Secured Agreement, and shall continue in full force and effect until the Discharge of each of the Secured Obligations or any earlier release of such Grantor hereunder pursuant to Section 3.07(b).

Section 9.04.     Collateral Agent Appointed Attorney-in-Fact.  Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose, upon the occurrence and during the continuance of an Event of Default, of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor, (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, (d) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral, (e) to send verifications of Accounts to any Account Debtor, (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, (h) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent, and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct.

Section 9.05.     Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.06.     Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.07.     GOVERNING LAW; JURISDICTION; ETC.

(a)      GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

(b)      SUBMISSION TO JURISDICTION.  SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENTS, OR ANY OF THE SECURED OBLIGATIONS, SHALL BE BROUGHT IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH LOAN PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY SECURITY AGREEMENT GOVERNED BY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO); (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE LOAN PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE LOAN PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE COLLATERAL AGENT RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY SECURITY DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

(c)      WAIVER OF VENUE.  EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)      SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF EACH SECURED AGREEMENT.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 9.08.     WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.09.     ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES OR BY PRIOR OR CONTEMPORANEOUS WRITTEN AGREEMENTS.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Section 9.10.     Mortgages.  In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of any Mortgage and the terms of such Mortgage are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall be controlling in the case of Fixtures and real estate leases, letting and licenses of, and contracts and agreements relating to the lease of, real property covered by such Mortgage, and the terms of this Agreement shall be controlling in the case of all other Collateral.

Section 9.11.     No Waiver; Remedies.  No failure or delay by the Collateral Agent or any other Secured Party in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The rights, powers and remedies of the Collateral Agent and the Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent or any Secured Party may have had notice or knowledge of such Default at the time.  No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

Section 9.12.     Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

 [Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

SPANSION INC., a Delaware corporation

By:	/s/ Randy W. Furr
Name: Randy W. Furr
Title: Executive Vice President and Chief Financial Officer

SPANSION LLC, a Delaware limited liability company

By:	/s/ Randy W. Furr
Name: Randy W. Furr
Title: Executive Vice President and Chief Financial Officer

SPANSION TECHNOLOGY LLC, a Delaware limited liability company

By:	/s/ Randy W. Furr
Name: Randy W. Furr
Title: Chief Financial Officer

SPANSION INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Randy W. Furr
Name: Randy W. Furr
Title: Chief Financial Officer and Treasurer

SPANSION INTERNATIONAL TRADING, INC., a Delaware corporation

By:	/s/ Tom Geren
Name: Tom Geren
Title: President, Vice President and Secretary

Signature Page to Pledge and Security Agreement

BARCLAYS BANK PLC, as Collateral Agent and as Term Loan Authorized Representative

By:	/s/ Christina Park
Name: Christina Park
Title: Managing Director

MORGAN STANLEY SENIOR FUNDING, INC., as Revolving Authorized Representative

By:	/s/ Andrew W. Earls
Name: Andrew W. Earls
Title: Vice President

Signature Page to Pledge and Security Agreement

SCHEDULES TO
AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

[Redacted.]

EXHIBITS TO
AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

[See next page.]

EXHIBIT A
to Amended and Restated
Pledge and Security Agreement

[FORM OF]
PERFECTION CERTIFICATE

Reference is hereby made to that certain Amended and Restated Pledge and Security Agreement dated as of December 13, 2012 (the “Security Agreement”), among Spansion LLC, a Delaware corporation (“Borrower”), Spansion Inc., a Delaware corporation (“Holdings”), Spansion Technology LLC and the Guarantors party thereto from time to time (collectively, the “Guarantors”), Barclays Bank, PLC, as Collateral Agent (in such capacity, the “Collateral Agent”) and Term Loan Authorized Representative (as defined therein) and Morgan Stanley Senior Funding, Inc., as Revolving Authorized Representative (as defined therein).  Capitalized terms used but not defined herein have the meanings assigned in the Security Agreement.

As used herein, the term “Companies” means Holdings and each of its direct and indirect U.S. Subsidiaries (including Borrower).

The undersigned hereby certify to the Collateral Agent as follows:

1.      Names.

(a)      The exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a).  Each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a).  Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number of each Company 1and the jurisdiction of formation of each Company.

(b)      Set forth in Schedule 1(b) hereto is any other corporate or organizational names each Company has had in the past five years, together with the date of the relevant change.

(c)      Set forth in Schedule 1(c) is a list of all other names (including trade names or similar appellations) used by each Company, or any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time in the past five years.  Also set forth in Schedule 1(c) is the information required by Section 1 of this certificate for any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time in the past five years.  Except as set forth in Schedule 1(c), no Company has changed its jurisdiction of organization at any time during the past four months.

1 Only applies to South Dakota entities.

2.      Current Locations.

(a)      The chief executive office of each Company is located at the address set forth in Schedule 2(a) hereto.

(b)      Set forth in Schedule 2(b) are all locations where each Company maintains any books or records relating to any Collateral.

(c)      Set forth in Schedule 2(c) hereto are all the locations where each Company owns real property.

(d)      Set forth in Schedule 2(d) hereto are all t locations where each Company leases property as the lessee.

(e)      Set forth in Schedule 2(e) hereto are the names and addresses of all persons or entities other than each Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment.

3.      Prior Locations.

(a)      Set forth in Schedule 3(a) is the information required by Schedule 2(a), Schedule 2(b) or Schedule 2(c) with respect to each location or place of business previously maintained by each Company at any time during the past four months.

(b)      Set forth in Schedule 3(b) is the information required by Schedule 2(d) or Schedule 2(e) with respect to each other location at which, or other person or entity with which, any of the Collateral consisting of inventory or equipment has been previously held at any time during the past twelve months.

4.      Extraordinary Transactions.  Within the last five years, except for those purchases, acquisitions in excess of $1,000,000 and other transactions described on Schedule 4 attached hereto, all of the Collateral has been acquired by each Company in the ordinary course of business.

5.      File Search Reports. Attached hereto as Schedule 5 is a true and accurate summary of  file search reports from (A) the Uniform Commercial Code filing offices (i) in each jurisdiction identified in Section 1(a), Section 2 or Section 3 with respect to each legal name set forth in Section 1 and (ii) in each jurisdiction described in Schedule 1(c) or Schedule 4 relating to any of the transactions described in Schedule (1)(c) or Schedule 4 with respect to each legal name of the person or entity from which each Company purchased or otherwise acquired any of the Collateral and (B) each filing officer in each real estate recording office identified on Schedule 8 with respect to real estate on which Collateral consisting of fixtures is or is to be located.  A true copy of each financing statement, including judgment and tax liens, bankruptcy and pending lawsuits or other filing identified in such file search reports has been delivered to the Collateral Agent.

6.      UCC Filings.  Financing statements (duly authorized by each Company constituting the debtor therein), including the indications of the collateral, attached as Schedule 6 have been prepared for filing in the proper Uniform Commercial Code filing offices in the jurisdictions identified in Schedule 7 hereof.

7.      Schedule of Filings.  Attached hereto as Schedule 7 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto as Schedule 6 and (ii) the appropriate filing offices for the filings described in Schedule 12(c) and (iii) any other actions required to create, preserve, protect and perfect the security interests in the Pledged Collateral that may be perfected by filing (as defined in the Security Agreement) granted to the Collateral Agent pursuant to the Collateral Documents.  No other filings or actions are required to create, preserve, protect and perfect the security interests in the Pledged Collateral that may be perfected by filing granted to the Collateral Agent pursuant to the Collateral Documents.

8.      Real Property.  Attached hereto (a) as Schedule 8(a) is a list of all real property owned or leased by each Company noting Mortgaged Property as of the Effective Date and filing offices for Mortgages as of the Effective Date and (b) as Schedule 8(b) is a list of all leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements to which any Company is party as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described on Schedule 8(a).

9.      Termination Statements.  Attached hereto as Schedule 9(a) are the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 9(b) hereto with respect to each Lien described therein.

10.    Stock Ownership and Other Equity Interests.  Attached hereto as Schedule 10(a) is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Company and its Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests.  Also set forth on Schedule 10(b) is each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made.

11.    Instruments and Tangible Chattel Paper.  Attached hereto as Schedule 11 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Company as of the Effective Date, including all intercompany notes between or among any two or more Companies.

12.    Intellectual Property.

(a)      Attached hereto as Schedule 12(a) is a schedule setting forth all of each Company’s Patents, Patent Licenses, Trademarks and Trademark Licenses (each as defined in the Security Agreement) registered with the United States Patent and Trademark Office, and all other U.S. Patents, Patent Licenses, Trademarks and Trademark Licenses, including the name of the registered owner and the registration number of each Patent, Patent License, Trademark and Trademark License owned by each Company.

(b)      Attached hereto as Schedule 12(b) is a schedule setting forth all of each Company’s United States Copyrights and Copyright Licenses (each as defined in the Security Agreements), and all other U.S. Copyrights and Copyright Licenses, including the name of the registered owner and the registration number of each Copyright or Copyright License owned by each Company.

(c)      Attached hereto as Schedule 12(c) in proper form for filing with the United States Patent and Trademark Office and United States Copyright Office are the filings necessary to preserve, protect and perfect the security interests in the United States Trademarks, Trademark Licenses, Copyrights and Copyright Licenses set forth on Schedule 12(a) and Schedule 12(b), including duly signed copies of each of the Amended and Restated Trademark Security Agreement and the Amended and Restated  Copyright Security Agreement, as applicable.

13.    Commercial Tort Claims.  Attached hereto as Schedule 13 is a true and correct list of all Commercial Tort Claims (as defined in the Security Agreement) held by each Company, including a brief description thereof.

14.    Deposit Accounts, Securities Accounts and Commodity Accounts.  Attached hereto as Schedule 14 is a true and complete list of all Deposit Accounts, Securities Accounts and Commodity Accounts (each as defined in the Security Agreement) maintained by each Company, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account.

15.    Letter-of-Credit Rights.  Attached hereto as Schedule 15 is a true and correct list of all Letters of Credit issued in favor of each Company, as beneficiary thereunder.

[The Remainder of this Page has been intentionally left blank]

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of this ____ day of __________, 2012.

SPANSION LLC

By:	/s/ Randy W. Furr
Name:Randy W. Furr
Title:Executive Vice President and Chief Financial Officer

SPANSION INC

By:	/s/ Randy W. Furr
Name:Randy W. Furr
Title:Executive Vice President and Chief Financial Officer

SPANSION TECHNOLOGY LLC

By:	/s/ Randy W. Furr
Name:Randy W. Furr
Title:Executive Vice President and Chief Financial Officer

SPANSION INTERNATIONAL, INC.

By:	Tom Geren
Name:Tom Geren
Title:President, Vice President and Secretary

SPANSION INTERNATIONAL TRADING, INC.

By:	Tom Geren
Name:Tom Geren
Title:President, Vice President and Secretary

EXHIBIT B
to Amended and Restated
Pledge and Security Agreement

[FORM OF]
SECURITY AGREEMENT SUPPLEMENT

This SECURITY AGREEMENT SUPPLEMENT, dated [______________] (this “Supplement”), is delivered pursuant to the Amended and Restated Pledge and Security Agreement, dated as of December 13, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”), among SPANSION INC., a Delaware corporation (“Holdings”), SPANSION LLC, a Delaware limited liability company (the “Borrower”), SPANSION TECHNOLOGY LLC, Delaware limited liability company (“Spansion Technology”), each other Subsidiary (such term and the other capitalized terms used and not defined in this Supplement have the meanings assigned thereto in the Pledge and Security Agreement) of Holdings from time to time party thereto (Holdings, Spansion Technology, the Borrower and such Subsidiaries, each a “Grantor” and, collectively, the “Grantors”), BARCLAYS BANK PLC, as collateral agent (the “Collateral Agent”) for the Secured Parties, and the Authorized Representatives.

[WHEREAS, [NEW GRANTOR], a ________ ________ (the “Additional Grantor”), has executed a Joinder Agreement pursuant to which it has become a party to the applicable Guaranty and the Pledge and Security Agreement.]

[WHEREAS, this Security Agreement Supplement is delivered in accordance with Section 6.12(a)(iii) of the applicable Secured Agreement.]

WHEREAS, each Grantor and the Collateral Agent have authorized Holdings to supplement the scheduled information with respect to such Grantor set forth in the Pledge and Security Agreement from time to time as required by the Pledge and Security Agreement.

Holdings, on its own behalf and on behalf of each other Grantor [including the Additional Grantor], hereby certifies to the Collateral Agent and each other Secured Party that, as of the date hereof, each of the Schedules to the Pledge and Security Agreement are hereby supplemented and amended by the additions set forth on the schedules hereto; provided, that no such supplement or amendment shall release or be deemed to release any security interest in any Collateral granted to the Collateral Agent and the Secured Parties pursuant to the Pledge and Security Agreement.

Holdings, on its own behalf and on behalf of each other Grantor [including the Additional Grantor], hereby represents and warrants to the Collateral Agent and the Secured Parties that, after updating the Schedules to the Pledge and Security Agreement as provided on the schedules hereto, the representations and warranties of the Grantors set forth in the Pledge and Security Agreement are true and correct as of the date hereof.

B-1

IN WITNESS WHEREOF, the undersigned have duly executed this Supplement on and as of the date first above written.

SPANSION INC., a Delaware corporation, for itself and each other Grantor

By:
Name:
Title:

[NAME OF ADDITIONAL GRANTOR], a ________ [corporation]

By:
Name:
Title:

B-2

Additions to Schedules

Schedule 1:  Subsidiary Grantors

Schedule 2:  Commercial Tort Claims

Schedule 3:  Place of Incorporation, etc.

Schedule 4:  Pledged Collateral

Schedule 5:  Locations of Equipment and Inventory

Schedule 6:  Trade Names, Division Names, etc.

Schedule 7:  Required Filings and Recordings; Existing Liens

Schedule 8:  Licenses and Material Contracts

Schedule 9:  Deposit Accounts and Security Accounts

Schedule 10:  Real and Leased Property

Schedule 11:  Intellectual Property

EXHIBIT C
to Amended and Restated
Pledge and Security Agreement

[FORM OF]
ACKNOWLEDGMENT AND AGREEMENT

The undersigned hereby acknowledges notice of, and consents to the granting of a security interest in favor of, BARCLAYS BANK PLC, as collateral agent (the “Collateral Agent”) for certain financial institutions, pursuant to the Amended and Restated Pledge and Security Agreement, dated as of December 13, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”), among SPANSION, INC., a Delaware corporation (“Holdings”), SPANSION LLC, a Delaware limited liability company (the “Borrower”), SPANSION TECHNOLOGY LLC, a Delaware limited liability company (“Spansion Technology”), each other Subsidiary (such term and the other capitalized terms used and not defined in this Acknowledgement and Agreement have the meanings assigned thereto in the Pledge and Security Agreement) of Holdings from time to time party thereto (Holdings, Spansion Technology, the Borrower and such Subsidiaries, each a “Grantor” and, collectively, the “Grantors”), the Collateral Agent and the Authorized Representatives, and hereby agrees with the Collateral Agent that, upon the receipt of a written notice from the Collateral Agent that it is exercising its rights under the [________] Agreement, dated [________] (the “Material Contract”):

The undersigned will make all payments to be made by it under or in connection with the Material Contract directly to the Collateral Agent or as otherwise specified by the Collateral Agent. All such payments shall be made by the undersigned irrespective of, and without deduction for, any counterclaim, defense, recoupment or setoff and shall be final, and the undersigned will not seek to recover from the Collateral Agent or any person it is acting on behalf of for any reason any such payment once made.

(a)           The Collateral Agent shall be entitled to exercise any and all rights and remedies of the Grantors under the Material Contract in accordance with the terms of the Pledge and Security Agreement, and the undersigned shall comply in all respects with such exercise.
(b)           The undersigned will not, without the prior written consent of the Collateral Agent, cancel or terminate the Material Contract or consent to or accept any cancellation or termination thereof (whether as a result of a bankruptcy or insolvency proceeding in respect of the Grantors, or otherwise).
(c)           The Collateral Agent shall have no obligation or liability to perform any of the obligations or duties of any Grantor under the Material Contract.
This Acknowledgment and Agreement shall be binding upon the undersigned and its successors and assigns, and shall inure to the benefit of the Collateral Agent and its successors, transferees and assigns.  THIS ACKNOWLEDGMENT AND AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

C-1

IN WITNESS WHEREOF, the undersigned has duly executed this Acknowledgement and Agreement as of the date set opposite its name below.

Dated: [____________________]	[NAME OF OBLIGEE]

By:
Name:
Title:

C-2

EXHIBIT D
to Amended and Restated
Pledge and Security Agreement

[FORM OF]
WAIVER AGREEMENT

This WAIVER AGREEMENT, dated as of ________ (this “Agreement”), among [________], a [________] (the “Lessee”), and BARCLAYS BANK PLC, as collateral agent (the “Collateral Agent”), for the Secured Parties (as defined in the Pledge and Security Agreement referred to below), and [NAME OF OWNER] (“Owner”).

RECITALS

WHEREAS, pursuant to an Amended and Restated Pledge and Security Agreement, dated as of December 13, 2012 (as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”), among the Lessee, the Collateral Agent and certain other persons from time to time party thereto, and in order to obtain the benefits referred to therein, the Lessee has granted to the Collateral Agent a first priority security interest in substantially all of Lessee’s property, including without limitation, all its equipment, inventory, furniture and trade fixtures (such as equipment bolted to floors), and all proceeds thereof, but excluding building fixtures (such as plumbing, lighting and HVAC systems) (collectively, the “Collateral”);

WHEREAS, the Owner is the owner of the premises at [Address of Premises] (the “Premises”) and has leased the Premises to the Lessee pursuant to that certain [lease dated as of ________, ____, as amended by Amendment dated as of ________, ___] (as so amended, the “Lease”), [each] between the Owner and the Lessee; and

WHEREAS, the lessee has agreed with the Collateral Agent to maintain the Collateral on the Premises subject to the terms of this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Lessee, the Collateral Agent and the Owner agree as follows:

1.        The Owner hereby waives any and all liens, claims, demands, rights and security interests which the Owner now has or may hereafter acquire with respect to any or all of the Collateral that may from time to time be located at the Premises (regardless of the means in which the Collateral is installed or affixed to the Premises or whether the Collateral is a “fixture” within the meaning of the then applicable Uniform Commercial Code or other applicable law). The Owner agrees that the Collateral shall not form a part of the Premises regardless of how it is installed, affixed or located on the Premises.

2.        The Lease is in full force and effect and to the best of the Owner’s knowledge, the Owner is not aware of any existing defaults of the Lessee under the Lease. The Owner agrees to send to the Collateral Agent at any time prior to the date on which the Collateral Agent delivers written notice to the Owner that the Discharge of the Secured Obligations (as defined in the Pledge and Security Agreement) for the Lessee has occurred, at its address specified pursuant to Section 11 a copy of any notice of default or other notice to take possession of the Premises, as and when sent to the Lessee. If the Owner intends to terminate the Lease or otherwise exercise its right to require the Lessee to surrender the Premises or to remove the Collateral from the Premises, the Owner will give the Collateral Agent and the Lessee 30 days’ prior written notice thereof (each an “Owner Notice”). The Collateral Agent shall have the right to cure any default or breach under the Lease, the exercise of which shall be at the sole option of the Collateral Agent.

3.        (a)           If an Event of Default has occurred under the Loan Documents referred to in the Pledge and Security Agreement, the Collateral Agent may deliver written notice thereof to the Owner and the Lessee (each a “Secured Party Notice”). If a Secured Party Notice has been delivered to the Owner not later than 30 days after the date of any Owner Notice has been delivered to the Collateral Agent, the Owner will permit the Collateral to remain on the Premises during the period ending 120 days after (i) the earlier of (A) 30 days after the date such Owner Notice has been delivered to the Collateral Agent and (B) the date of such Secured Party Notice or (ii) if later, the last day of any cure period in respect of any default under the Lease referred to in any applicable Owner Notice (such 120 day period, the “Activation Period”); provided, however, that for any portion of the Activation Period that the Collateral Agent uses the Premises, the Collateral Agent (1) pays (or causes to be paid) the rental payments, or, in the case where the Lease has terminated, the rental payments that would have become due under the Lease for such period if the Lease had not been terminated, and (2) provides and retains (or causes to be provided and retained) the liability and property insurance coverage and pays (or causes to be paid) utilities required, or which would have been required if the Lease had not been terminated, under the Lease.

(a)       Prior to the expiry of the Activation Period:

(i)        the Owner will use commercially reasonable efforts to cooperate with the Collateral Agent in its efforts to assemble all of the Collateral located on the Premises and shall not hinder the Collateral Agent’s actions in enforcing its liens on the Collateral; and

(ii)       the Collateral Agent, its representatives or invitees may enter upon the Premises at reasonable times, for the purpose of removing, repossessing, inspecting, appraising, maintaining, preparing for sale, repairing, leasing, selling (including by public auction or private sale) or severing the Collateral; provided, however, that the Collateral Agent repairs (or causes to be repaired) any and all physical damage to the Premises caused by such removal.

(b)       The Collateral Agent may exercise its rights with respect to the Collateral as provided in this Agreement without assuming the Lease and the obligations contained therein or incurring any liability to the Owner, except as provided in this Agreement.

4.        Unless the Lease shall have been terminated in accordance with Sections 2 and 3 hereof, this Agreement shall remain in full force and effect until the Collateral Agent has delivered a written notice to the Owner and the Lessee confirming that the Pledge and Security Agreement has been terminated.

5.        (a)           The Owner will not be liable to the Lessee or the Collateral Agent for any expense, claim, loss, damage or cost (“Damages”) arising out of or relating to its performance under this Agreement other than those Damages which result directly from its acts or omissions constituting gross negligence or willful misconduct.

(a)       The Owner will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of the Owner, if such failure or delay is caused by circumstances beyond Owner’s reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, terrorist attack, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or act, negligence or default of the Lessee or the Collateral Agent.

(b)       Except with respect to obligations and duties expressly provided in this Agreement, this Agreement shall not impose or create any obligations or duties upon the Owner that are greater than or in addition to those provided in the Lease.

(c)       The Owner may act upon any instrument or other writing believed by it in good faith to be genuine and to have been signed or presented by a person purporting to be an authorized officer of the Lessee or the Collateral Agent, as the case may be.

(d)       If in doubt as to its duties and responsibilities hereunder, the Owner may consult with counsel of its choice and shall be protected in any action taken or omitted to be taken in connection with the advice or opinion of such counsel.

6.        The Lessee shall indemnify the Owner against, and hold it harmless from, any and all liabilities, claims, costs, expenses and damages of any nature (including but not limited to reasonable attorneys’ fees and expenses incurred in enforcing this Agreement) in any way arising out of or relating to disputes or legal actions concerning this Agreement. This section does not apply to any liabilities, claims, costs, expenses or damages attributable to the gross negligence or intentional misconduct of Owner. Lessee’s obligations under this section shall survive termination of this Agreement.

7.        The Lessee agrees to pay Owner, upon receipt of Owner’s invoice, all reasonable costs, expenses and reasonable attorneys’ fees incurred by Owner in the preparation of this Agreement.

8.        The Lessee represents and warrants that: (a) this Agreement constitutes its duly authorized, legal, valid, binding and enforceable obligation; (b) the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereunder will not (i) constitute or result in a breach of its certificate or articles of incorporation, by-laws, limited liability company agreement or partnership agreement, as applicable, or the provisions of any material contract to which it is a party or by which it is bound or (ii) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it; (c) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereunder have been obtained; and (d) it has not assigned or granted a security interest in any Collateral, except to the Collateral Agent as contemplated by this Agreement.

9.        This Agreement may be amended only by a writing signed by the Lessee, the Collateral Agent and Owner.

10.      This Agreement may be executed in counterparts; all such counterparts shall constitute but one and the same agreement.

11.      Any written notice or other written communication to be given to each party under this Agreement shall be addressed to the person at the address set forth on the signature page of this Agreement or to such other person or address as a party may specify in writing. Except as otherwise expressly provided herein, any such notice shall be effective upon receipt.

12.      This Agreement controls in the event of any conflict between this Agreement and any other document or written or oral statement. This Agreement supersedes all prior understandings, writings, proposals, representations and communications, oral or written, of any party relating to the subject matter hereof.

13.       THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, inure to the benefit of the Collateral Agent, the Owner and their respective successors and assigns and, in the case of the Owner, SHALL BE DEEMED TO BE A COVENANT REMAINING WITH THE PREMISES.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

[NAME OF LESSEE] (“Lessee”)		Address for notices to the Lessee:

By:
	Name:	Attention:
	Title:	Telephone:
Facsimile:

BARCLAYS BANK PLC, as Collateral Agent (“Collateral Agent”)		Address for notices to Collateral Agent:

By:
	Name:	Attention:
	Title:	Telephone:
Facsimile:

[NAME OF OWNER] (“Owner”)		Address for notices to Owner:

By:
	Name:	Attention:
	Title:	Telephone:
Facsimile: